UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 15, 2005

RAPTOR NETWORKS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

          Colorado                                333-74846                              84-1573852
         (State or other                 (Commission File Number)                (IRS Employer
       jurisdiction of incorporation)                                                          Identification Number)

1241 E. Dyer Road, Suite 150
Santa Ana, CA 92705
(Address of Principal Executive Offices)

(949) 623-9300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities

Sale of Securities in Ongoing Private Placement

            As previously disclosed in Raptor Networks Technology, Inc.’s (referred to herein as the “Company”) Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 16, 2005, on March 22, 2005, the Company signed an agreement with a private placement agent for the private placement of the Company’s common stock and warrants to purchase common stock, on a “best efforts” basis (the “Private Placement”). A combination of the common stock and warrants are sold as “units,” with each unit consisting of four shares of common stock and one warrant to purchase common stock. The price per unit is $2.00.  Pursuant to the terms of the agreement, the minimum amount to be raised in the private placement is $500,000 and the maximum amount is $6,500,000 (with the placement agent having an option to increase the maximum offering size by up to twenty percent).  The closing of the first through fourth rounds of the Private Placement were previously disclosed in Item 3.02 of the Company’s Current Reports on Form 8-K filed May 20, 2005 and June 15, 2005.

            On June 15, 2005, the Company closed the fifth round of the Private Placement.  On that date, the Company received gross proceeds of One Hundred Thirty-One Thousand Dollars ($131,000) from various private-party accredited investors.  The net proceeds to the Company were One Hundred Fifteen Thousand Two Hundred Eighty Dollars ($115,280) after the payment of a 12% placement fee to the placement agent.  Pursuant to the terms of the Private Placement, the investors shall receive 262,000 shares of the Company’s common stock and 65,500 Series G Warrants to purchase the Company’s common stock.  The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company’s common stock exceeds $3.50 per share.

            In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 39,300 Series H Warrants, which have an exercise price of $0.50 per share of common stock.  The Series H Warrants shall expire on the earlier of (i) the day preceding the second anniversary of the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.

            On June 30, 2005, the Company closed the sixth round of the Private Placement.  On that date, the Company received gross proceeds of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500) from various private-party accredited investors.  The net proceeds to the Company were Two Hundred Seventy-Five Thousand Dollars ($275,000) after the payment of a 12% placement fee to the placement agent.  Pursuant to the terms of the Private Placement, the investors shall receive 625,000 shares of the Company’s common stock and 156,250 Series G Warrants to purchase the Company’s common stock.  The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company’s common stock exceeds $3.50 per share.

            In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 93,750 Series H Warrants, which have an exercise price of $0.50 per share of common stock.  The Series H Warrants shall expire on the earlier of (i) the day preceding the second anniversary of the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.

            On July 15, 2005, the Company closed the seventh round of the Private Placement.  On that date, the Company received gross proceeds of Two Hundred Eighty-Five Thousand Dollars ($285,000) from various private-party accredited investors.  The net proceeds to the Company were Two Hundred Fifty Thousand Eight Hundred Dollars ($250,800) after the payment of a 12% placement fee to the placement agent.  Pursuant to the terms of the Private Placement, the investors shall receive 570,000 shares of the Company’s common stock and 142,500 Series G Warrants to purchase the Company’s common stock.  The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company’s common stock exceeds $3.50 per share.

            In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 85,500 Series H Warrants, which have an exercise price of $0.50 per share of common stock.  The Series H Warrants shall expire on the earlier of (i) the day preceding the second anniversary of the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.

Conversion of Convertible Bridge Notes

            As previously disclosed on the Company’s prior Current Reports on Form 8-K, between February 22, 2005 and April 22, 2005, the Company secured private debt financing from various private-party non-affiliates in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000).  The net proceeds to the Company were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement fee to the placement agent.  The debt is evidenced by thirteen 8% Convertible Bridge Notes (the “Notes”), which bear interest at a rate of 8% per annum.  The Notes contain a conversion provision whereby the entire principal and accrued interest of the Notes shall automatically convert into shares of the Company’s common stock if the Company raises at least Three Million Dollars ($3,000,000) in a private equity financing after the issuance of the Notes (a “Qualifying Financing”).  For purposes of such conversion, the conversion price will reflect a 20% discount from the per share purchase price in the Qualifying Financing.  In addition, the $600,000 in Notes shall be added to the proceeds from the Qualifying Financing for purposes of calculating the $3,000,000 amount, which triggers the automatic conversion.

            As of the July 15, 2005 closing of the Company’s Private Placement (as disclosed in the section above entitled “Sale of Securities in Ongoing Private Placement”), the Company has raised total gross proceeds of $2,416,000 through such Private Placement.  After adding the $600,000 in Notes to these gross proceeds as required by the conversion provisions of the Notes, the aggregate gross proceeds from the Private Placement and Notes is $3,016,000.  As a result, the Company achieved a Qualifying Financing and, accordingly, the $3,000,000 automatic conversion event of the Notes was triggered upon the July 15, 2005 closing of the Private Placement.

            As of July 15, 2005, the total principal and accrued interest under the Notes was $617,628.42.  Pursuant to the 20% discount in conversion price discussed above, the conversion price of the Notes is $0.40 per share of the Company’s common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the Qualified Offering).  Based on this $0.40 conversion price, the holders of the Notes are entitled to an aggregate of 1,544,071 shares of the Company’s common stock.  The holders of the Notes are not entitled to warrants to purchase common stock.  The certificates representing the conversion shares of common stock will be issued to the holders of the Notes at the earliest practicable date, at which time the Notes shall be returned to the Company and cancelled.

            As further consideration for securing the Notes, the placement agent is entitled to warrants to purchase shares of the Company’s common stock in an amount equal to 15% of the number of shares to be converted upon conversion of the Notes.  Based on the 1,544,071 shares of common stock issuable upon conversion of the Notes on July 15, 2005, the placement agent is entitled 231,611 warrants.  These warrants shall have a purchase price of $0.40 per share and shall expire five years from the date of issuance.

Exemption from Registration

            The sales of securities described above were made in reliance upon the exemption from registration available under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  This exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers provided written assurances that they were accredited investors (as defined in Rule 501(a) of the Securities Act).  The securities shall be issued with the appropriate restrictive legend.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005                                          RAPTOR NETWORKS TECHNOLOGY, INC.

                                                                         By:  /s/ Bob van Leyen
                                                                                Bob van Leyen
                                                                                Secretary/Chief Financial Officer